Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-128952 and 333-129776) pertaining to the 1999 Incentive Stock Option Plan and 2004 Equity Incentive Plan of AFP Imaging Corporation of our report dated October 11, 2007, with respect to the consolidated financial statements and schedule of AFP Imaging Corporation included in the Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP
New York, New York

October 14, 2008

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